Exhibit 10.2

Execution Version

SECOND AMENDMENT AGREEMENT

This SECOND AMENDMENT AGREEMENT (this “Amendment”) is made as of the 18th day of September, 2024 among:

(a)       BEL FUSE INC., a New Jersey corporation (the “Borrower”);

(b)       the Lenders, as defined in the Credit Agreement (as hereinafter defined), party hereto, which constitute the Required Lenders, as defined in the Credit Agreement; and

(c)       KEYBANK NATIONAL ASSOCIATION, a national banking association, as the administrative agent for the Lenders under the Credit Agreement (the “Administrative Agent”).

WHEREAS, the Borrower, the Administrative Agent and the Lenders are parties to that certain Amended and Restated Credit and Security Agreement, dated September 2, 2021 (as amended by the First Amendment Agreement, dated as of January 12, 2023 (the “Existing Credit Agreement”, and as amended by this Amendment, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders party hereto make certain amendments to the Existing Credit Agreement, including (1) increasing the cap set forth in Section 2.10(b) of the Existing Credit Agreement by $50,000,000 to $150,000,000, (2) adding certain customary provisions permitting the use of Revolving Loans on a limited conditions basis to finance the Project Everest Acquisition (as defined in the Credit Agreement) and (3) permitting the Project Everest Acquisition under the Credit Agreement;

WHEREAS, each capitalized term used herein and defined in the Credit Agreement, but not otherwise defined herein, shall have the meaning given such term in the Credit Agreement; and

WHEREAS, unless otherwise specifically provided herein, the provisions of the Credit Agreement revised herein are amended effective as of the date of this Amendment;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower, the Administrative Agent and the Required Lenders agree as follows:

1.

Amendment to Credit Agreement. The body of the Existing Credit Agreement is hereby amended to delete the red, stricken text (indicated textually in the same manner as the following example:  ~~stricken text~~) and to add the blue, double-underlined text (indicated textually in the same manner as the following example:  double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.

2.	Amendment Effective Date; Closing Date Amendments.

(a)

This Amendment shall become effective as of the first date on which the Administrative Agent shall have received duly executed counterparts hereof that, when taken together, bear the signatures of (i) the Borrower, (ii) the Administrative Agent and (iii) the Lenders party to this Amendment, which collectively constitute Required Lenders.

(b)	On the Project Everest Closing Date and subject to the closing of the Project Everest Acquisition, the Credit Agreement shall be amended to reflect the below:

i.	Clause (b)(vi) of the definition of “Consolidated EBITDA” in Section 1.1 (Definitions) shall be amended and restated in its entirety as follows:

(vi)      (x) unamortized costs, fees and expenses incurred in connection with the closing of this Agreement, in an aggregate amount not to exceed One Million Dollars ($1,000,000) and (y) one time fees, costs and expenses incurred in connection with the Project Everest Acquisition, in an aggregate amount not to exceed Twenty Million Dollars ($20,000,000);

ii.	Section 1.1 (Definitions) shall be amended to add the following definitions in appropriate alphabetical order:

"Pennsylvania Real Property Disposition” means the sale, lease, transfer or other disposition of the real property located at 11118 Susquehanna Trail South, Glen Rock, PA 17327.

“Project Everest Earnout” means the “Earnout Payments” as described (and defined) in the Project Everest Acquisition Agreement, which such earn-outs shall not constitute Indebtedness or Restricted Payments for any purpose under this Agreement.

“Project Everest Purchase Option” means that certain purchase option under that certain Shareholders’ Agreement, dated as of the Second Amendment Effective Date, by and among the Borrower, as shareholder, FF3 Holdings, L.P., as shareholder, and Enercon Technologies Ltd., as company, which such purchase option shall not constitute Indebtedness for any purpose under this Agreement and shall not be restricted by Sections 5.11 or 5.13 of this Agreement.

iii.	The first sentence of Section 2.10(b)(i) (Modifications to Commitments; Increase in Commitment) shall be amended by adding the following proviso to the end of such sentence:

; provided, further, that, following any increase in the Maximum Revolving Amount in connection with the Project Everest Acquisition, the maximum available amount under the preceding proviso shall be One Hundred Million Dollars ($100,000,000).

iv.	Section 5.8(g) (Borrowing) shall be amended and restated in its entirety as follows:

(g) other unsecured or secured Indebtedness in addition to the Indebtedness listed above, in an aggregate principal amount for all Companies at any time outstanding not to exceed the greater of (x) Thirty Million Dollars ($30,000,000) and (y) Twenty Percent (20%) of Consolidated EBITDA for the most recently ended four-fiscal quarter period for which financial statements have been delivered under this Agreement; and

v.	Section 5.9(g) (Liens) shall be amended and restated in its entirety as follows:

(g) other Liens, in addition to the Liens listed above securing amounts, in the aggregate for all Companies, not to exceed the greater of (x) Thirty Million Dollars ($30,000,000) and (y) Twenty Percent (20%) of Consolidated EBITDA for the most recently ended four-fiscal quarter period for which financial statements have been delivered under this Agreement; provided, that, any such Liens incurred in connection with the incurrence of Indebtedness on a pari passu or junior basis to the Obligations shall be subject to a customary intercreditor agreement or arrangement, each pursuant to terms reasonably satisfactory to the Administrative Agent.

vi.	Section 5.11(v) (Investments, Loans and Guaranties) shall be amended and restated in its entirety as follows:

(v) (a) loans to, investments in and guaranties of the Indebtedness (permitted under Section 5.8(d) hereof) of, a Company from or by a Company so long as each such Company is a Credit Party and (b) investments by any Company in any Company that is not a Credit Party, in an amount not to exceed Twenty Million Dollars ($20,000,000) in the aggregate for all such investments;

vii.	Section 5.12(g)(iii) (Merger and Sale of Assets) shall be amended and restated in its entirety as follows:

(iii) the amount of proceeds for each such disposition does not exceed Five Million Dollars ($5,000,000) per each such disposition;

viii.	Section 5.12 (Merger and Sale of Assets) shall be amended to add a new subsection (i) as follows:

(i) the Borrower may consummate the Pennsylvania Real Property Disposition.

ix.	Section 5.17 (Affiliate Transactions) of the Credit Agreement (as amended by this Amendment) shall be amended and restated in its entirety as follows:

No Company shall, directly or indirectly, enter into or permit to exist any transaction or series of transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) in an amount greater than Five Million Dollars ($5,000,000) per each such transaction or series of transactions with any Affiliate of a Company (other than a Company that is a Subsidiary of the Borrower) on terms that shall be less favorable to such Company than those that might be obtained at the time in a transaction with a Person that is not an Affiliate of a Company; provided that the foregoing shall not prohibit (i) the payment of customary and reasonable directors’ fees to directors who are not employees of a Company or an Affiliate of a Company, (ii) intercompany transactions in connection with the Project Everest Acquisition on the Project Everest Closing Date, (iii) payment of the Project Everest Earnout or (iv) Project Everest Purchase Option.

3.

Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that (a) the Borrower has the legal power and authority to execute and deliver this Amendment; (b) the officers executing this Amendment have been duly authorized to execute and deliver the same and bind the Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by the Borrower and the performance and observance by the Borrower of the provisions hereof do not violate or conflict with the Organizational Documents of the Borrower or any law applicable to the Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against the Borrower; (d) no Default or Event of Default exists, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; (e) each of the representations and warranties contained in the Loan Documents is true and correct in all material respects as of the date hereof as if made on the date hereof, except to the extent that any such representation or warranty expressly states that it relates to an earlier date (in which case such representation or warranty is true and correct in all material respects as of such earlier date); (f) the Borrower is not aware of any claim or offset against, or defense or counterclaim to, the Borrower’s obligations or liabilities under the Credit Agreement or any other Related Writing; and (g) this Amendment constitutes a valid and binding obligation of the Borrower in every respect, enforceable in accordance with its terms.

4.

Waiver and Release. The Borrower, by signing below, hereby waives and releases the Administrative Agent, and each of the Lenders, and their respective directors, officers, employees, attorneys, affiliates and subsidiaries, from any and all claims, offsets, defenses and counterclaims, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

5.

References to Credit Agreement and Ratification. Each reference to the Credit Agreement that is made in the Credit Agreement or any other Related Writing shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as otherwise specifically provided herein, all terms and provisions of the Credit Agreement are confirmed and ratified and shall remain in full force and effect and be unaffected hereby. This Amendment is a Loan Document.

6.

Counterparts. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile or other electronic signature, each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

7.	Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

8.

Severability. Any provision of this Amendment that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

9.	Governing Law. The rights and obligations of all parties hereto shall be governed by the laws of the State of New York.

10.

JURY TRIAL WAIVER. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS, TO THE EXTENT PERMITTED BY LAW, EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

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IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first set forth above.

BEL FUSE INC.

By: /s/ Farouq Tuweiq
Name: Farouq Tuweiq
Title: Chief Financial Officer

[Signature Page to Second Amendment Agreement]

KEYBANK NATIONAL ASSOCIATION
  as the Administrative Agent and as a Lender

By: /s/ J.E. Fowler
Name: J.E. Fowler
Title: Managing Director

[Signature Page to Second Amendment Agreement]

BANK OF AMERICA, N.A., as a Lender

By: /s/ Dilcia Pena Hill
Name: Dilcia P. Hill
Title: Senior Vice President

[Signature Page to Second Amendment Agreement]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Matthew Bronczyk
Name: Matthew Bronczyk
Title: Senior Vice President

[Signature Page to Second Amendment Agreement]

BMO BANK N.A., as a Lender

By: /w/ Ryan Howard
Name: Ryan Howard
Title: Authorized Signatory

[Signature Page to Second Amendment Agreement]

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By: /s/ Laurie Niles
Name: Laurie Niles
Title: Director

[Signature Page to Second Amendment Agreement]

GUARANTOR ACKNOWLEDGMENT AND AGREEMENT

The undersigned consent and agree to and acknowledge the terms of the foregoing Second Amendment Agreement. The undersigned further agree that the obligations of the undersigned pursuant to the Guaranty of Payment executed by the undersigned arc hereby ratified and shall remain in full force and effect and be unaffected hereby.

The undersigned hereby waive and release the Administrative Agent and the Lenders and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all claims, offsets, defenses and counterclaims of any kind or nature, absolute and contingent, of which the undersigned are aware or should be aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

JURY TRIAL WAIVER. THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG THE BORROWER, THE ADMINISTRATIVE AGENT, THE LENDERS AND THE UNDERSIGNED, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATION SHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS GUARANTOR ACKNOWLEDGMENT AND AGREEMENT, THE AMENDMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

BEL CONNECTOR INC.

BEL POWER SOLUTIONS INC.
BEL TRANSFORMER INC.
BEL VENTURES INC.
CINCH CONNECTIVITY SOLUTIONS INC.
RMS CONNECTORS, LLC
STRATOS INTERNATIONAL, LLC
STRATOS LIGHTWAVE LLC
STRATOS LIGHTWAVE-FLORIDA LLC
TROMPETER ELECTRONICS, INC.

By: /s/ Farouq Tuweiq
Name: Farouq Tuweiq
Title: Chief Financial Officer

BEL WORKSOP LLC CONNECTOR OWNERSHIP LLC By: Bel Fuse Inc., its sole member By: /s/ Farouq Tuweiq Name: Farouq Tuweiq Title: Chief Financial Officer